EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 24, 2023, Research Solutions, Inc., a Nevada corporation (the “Registrant”, “Company”, or “Research Solutions”), Research Solutions Acquisition 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant (“Merger Sub”), Scite, Inc. a Delaware corporation (“Scite”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of Scite’s securityholders (the “Stockholder Representative”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), governing Scite’s merger with and into Merger Sub (the “Merger”), with Merger Sub continuing its existence under the name “Scite, LLC” (the “Surviving Entity”) as the surviving entity after the Merger and a wholly-owned subsidiary of the Registrant. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2023 and the unaudited pro forma condensed combined balance sheet as of September 30, 2023 illustrate the estimated effect of the acquisition of Scite on the Company's financial statements. The unaudited pro forma condensed combined financial statements are based on certain estimates and assumptions made with respect to the combined operations of Research Solutions and Scite, which the Company believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of Research Solutions or Scite that actually would have been achieved had the acquisition of Scite been completed on the assumed dates, or to project the Company's results of operations or financial position for any future date or period. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the acquisition as if it had occurred on July 1, 2022. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the acquisition as if it had occurred on September 30, 2023.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following:

•	The Research Solutions audited consolidated financial statements as of and for the year ended June 30, 2023, and the notes thereto included in the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on September 15, 2023; and

•	The Scite audited financial statements as of and for the year ended June 30, 2023, and the notes thereto, included in the Form 8-K/A, of which this exhibit is a part.

For income tax purposes, the acquisition is a taxable business combination. The Research Solutions tax basis in the assets acquired and liabilities assumed will be equal to fair market value as of the acquisition date, and thus the basis for financial reporting and tax purposes will generally be the same and no temporary differences are expected.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

Research Solutions, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

	RSSS	Scite	Transaction Adjustments		Pro-Forma Combined
Assets
Current Assets
Cash and equivalents	9,882,064	1,359,340	(7,305,493	)(a)	3,935,911
Accounts receivable	6,460,188	108,001	260,523	(b)	6,828,712
Prepaid expenses and other current assets	1,481,590	-	55,802	(b)	1,537,392
Total Current Assets	17,823,842	1,467,341	(6,989,168)		12,302,015

Property and Equipment	982,625	7,240	-		989,865
Accumulated depreciation	(891,299)	(4,424)	-		(895,723)
Property and Equipment, net	91,326	2,816	-		94,142

Goodwill	3,238,794	-	13,091,400	(c)	16,330,194

Intangible assets, net of accumulated amortization	2,528,259	-	8,644,167	(c)	11,172,426

Other Assets	1,033	-	-		1,033

Total Assets	$23,683,254	$1,470,157	$14,746,399		$39,899,810

Liabilities & Equity

Current Liabilities
Accounts payable and accrued expenses	8,541,564	20,016	177,680	(b)	8,739,260
Customer Advances	-	-	-		-
Deferred revenue	6,387,470	266,903	1,050,919	(b)	7,705,292
Other Liabilities	-	3,203	-		3,203
Total Current Liabilities	14,929,034	290,122	1,228,599		16,447,755

Long-Term Liabilities	1,867,043		7,194,000	(d)	9,061,043

Stockholders' Equity	6,887,177	1,180,035	6,323,800	(e)	14,391,012

Total Liabilities and Stockholders' Equity	$23,683,254	$1,470,157	$14,746,399		$39,899,810

Research Solutions, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2023

	RSSS	Scite	Pro-forma Adjustments		Pro-Forma Combined
Revenue	$37,703,452	$1,121,199	$0		$38,824,651
Cost of Revenue	23,002,561	199,552	-		23,202,113
Gross profit	14,700,891	921,647	-		15,622,538

Operating expenses:
Selling, general and administration	14,409,634	1,315,224	-		15,724,858
Depreciation and amortization	52,649	1,448	903,333	(f)	957,430
Total Operating Expenses	14,462,283	1,316,672	903,333		16,682,288

Income (Loss) from Operations	238,608	(395,025)	(903,333)		(1,059,750)

Other Income (Expense)	338,617	(15,503)	-		323,114

Income (loss) from operations before provision for income taxes	577,225	(410,528)	-		(1,382,864)
Provision for income taxes	5,602	2,276	-		7,878

Net Income (loss)	$571,623	$(412,804)	$0		$(1,390,742)

Research Solutions, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2023

	RSSS	Scite	Pro-forma Adjustments	Pro-Forma Combined
Revenue	$10,060,971	$732,634	-	$10,793,605
Cost of Revenue	6,029,406	60,652	-	6,090,058
Gross profit	4,031,565	671,982	-	4,703,547

Operating expenses:
Selling, general and administration	5,070,897	547,675	-	5,618,572
Depreciation and amortization	59,620	362	225,833 (f)	285,815
Total Operating Expenses	5,130,517	548,037	225,833	5,904,387

Income (Loss) from Operations	(1,098,952)	123,945	(225,833)	(1,200,840)

Other Income	139,365	1,002	-	140,367

Income (loss) from operations before provision for income taxes	(959,587)	124,947	(225,833)	(1,060,473)
Provision for income taxes	29,402	432	-	29,834

Net Income (loss)	$(988,989)	$124,515	$(225,833)	$(1,090,307)

Research Solutions, Inc.

NOTES TO CONDENSED COMBINED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information

The preliminary allocation of the purchase price used in the unaudited pro forma condensed financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by management with the assistance of a third-party valuation firm. Our estimates and assumptions are subject to change during the measurement period, which is up to one year from the acquisition date, as the Company finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by the Company's management of Scite's purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary purchase price allocation is based upon an estimated total purchase price of approximately $20.9 million, net of cash acquired. The consideration for this transaction includes an initial payment of $7.2 million in cash, $6.3 million in stock, a holdback of $0.2 million and a contingent earnout that has a fair value of $7.2 million as of December 31, 2023.

The Company’s allocation of the purchase price at December 31, 2023 included $0.1 million of receivables, $8.9 million of intangible assets and $13.1 million of goodwill. The intangible assets acquired are developed technology and customer relationships with estimated average useful lives of 3 to 10 years. The Company also assumed $1.2 million of deferred revenue as part of the acquisition.

Upon completion of the fair value assessment, the Company anticipates that the final purchase price allocation may differ from the preliminary assessment provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill. As of December 31, 2023, the Company has not completed its analysis for estimating the fair value of the assets acquired.

Pro Forma Adjustments

The following pro-forma adjustments are incorporated into the pro forma condensed balance sheet as of September 30, 2023 and the pro forma condensed combined statements of operations for the three months ended September 30, 2023 and for the one year ended June 30, 2023.

(a) To account for the cash consideration paid for the acquisition of Scite.

(b) To recognize the tangible assets, liabilities and deferred revenue at fair value as a result of the acquisition of Scite.

(c) To recognize the identified intangible assets and goodwill at fair value as a result of the acquisition of Scite.

(d) To recognize the earn-out at fair value as a result of the acquisition of Scite.

(e) To eliminate the pre-existing equity of Scite and recognize the equity portion of the consideration paid as a result of the acquisition of Scite.

(f) To account for the amortization of the identified intangible acquired in the acquisition of Scite.